As filed with the Securities and Exchange Commission on October 29, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AVIV REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	30-0489688 (I.R.S. Employer Identification No.)

303 West Madison Street, Suite 2400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.      ☐
Securities Act registration statement file number to which this form relates: 333-152039
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     We are registering shares of common stock, $0.01 par value, pursuant to a registration statement, File No. 333-152039, that was originally filed with the Securities and Exchange Commission on June 30, 2008 (as subsequently amended, the “Registration Statement”) for the initial public offering of our common stock. The description of the common stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this Form 8-A registration statement in accordance with the Instruction to Item 1 of this Form. In addition, incorporated by reference herein is information relating to the common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVIV REIT, INC.
Date: October 29, 2009	By:	/s/ Craig M. Bernfield
		Name:	Craig M. Bernfield
		Title:	Chief Executive Officer and President